  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2007 -
                              REGISTRATION NO. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                          SHAMIR OPTICAL INDUSTRY LTD.
             (Exact name of Registrant as specified in its charter)

                 ISRAEL                                 NOT APPLICABLE
      (State or Other Jurisdiction of                   (IRS Employer
      Incorporation or Organization)                  Identification No.)

                                 KIBBUTZ SHAMIR
                               UPPER GALILEE 12135
                                     ISRAEL
                    (Address of Principal Executive Offices)

                      2005 GENERAL SHARE AND INCENTIVE PLAN
                            (Full Title of the Plan)

                                   SHAMIR USA
                           29800 AGOURA RD., SUITE 102
                          AGOURA HILLS, CA, 91301-2559
                       ATTENTION: SECRETARY AND TREASURER
                     (Name and Address of Agent for Service)

                                   Copies to:
                                  SHACHAR HADAR
                    GROSS, KLEINHENDLER, HODAK, BERKMAN & CO.
                       ONE AZRIELI CENTER, ROUND BUILDING
                             TEL AVIV 67021, ISRAEL

                         CALCULATION OF REGISTRATION FEE

                                      PROPOSED MAXIMUM
 TITLE OF SECURITIES  AMOUNT TO BE   OFFERING PRICE PER        PROPOSED MAXIMUM           AMOUNT OF
   TO BE REGISTERED  REGISTERED(1)      SECURITY(2)       AGGREGATE OFFERING PRICE(7)  REGISTRATION FEE
   ----------------  -------------      -----------       ---------------------------  ----------------

Ordinary Shares          70,000       U.S. $  9.82  (2)         U.S. $   687,400          U.S. $ 21.10
                        136,540       U.S. $  9.99  (3)         U.S. $ 1,364,034.6        U.S. $ 41.88
                         73,460       U.S. $ 10.705 (4)         U.S. $   786,389.3        U.S. $ 24.14
     TOTAL              280,000                                 U.S. $ 2,837,823.9        U.S. $ 87.13

(1) This registration statement on Form S-8 (this "REGISTRATION STATEMENT")
covers an aggregate of 280,000 Ordinary Shares, par value NIS 0.01 per share
(the "SHARES") of Shamir Optical Industry Ltd. (the "REGISTRANT") available for issuance under the 2005 General Share and Incentive Plan (the "2005 PLAN").
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the
"SECURITIES ACT"), this Registration Statement shall also cover any additional
Shares that become issuable under the 2005 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Shares.

(2) Represents an aggregate of 70,000 Shares available for issuance under the
Plan pursuant to outstanding stock options with an exercise price per share of
$9.82.

(3) Represents an aggregate of 136,540 Shares available for issuance under the
Plan pursuant to outstanding stock options with an exercise price per share of
$9.99.

(4) Represents shares issuable upon the exercise of options which may hereafter be granted under the Plan. Estimated solely for purposes of calculating the filing fee pursuant to Rule 457 (c) and (h), the aggregate offering price and the fee have been computed upon the basis of the average of the high and low prices per share of the Registrant's ordinary shares as reported on the Nasdaq
Global Market on August 31, 2007.

                                EXPLANATORY NOTE

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8
(SEC File No. 333-137628) of the Registrant is effective (the "REGISTRANT'S
REGISTRATION STATEMENT"). The information contained in the Registrant's
Registration Statement is hereby incorporated by reference pursuant to General
Instruction E, except for Items 3 and 8 of the Registrant's Registration
Statement, which are being updated by this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and
Exchange Commission (the "COMMISSION") by the Registrant, are incorporated herein by reference into this Registration Statement:

(a)  The Registrant's Annual Report on Form 20-F for the fiscal year ended
     December 31, 2006, filed with the Commission on June 26, 2007;

(b)  The Registrant's Reports on Form 6-K furnished by the Registrant to the
     Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange
     Act of 1934, as amended (the "EXCHANGE ACT") on the following dates:
     February 1, March 12, March 22, April 26, May 29, June 14, June 27, August
     14, August 22, and September 6, 2007; and

(c)  The section entitled "Description of Registrant's Securities to be
     Registered" contained in the Registrant's Registration Statement on Form
     8-A, filed with the Commission pursuant to Section 12(g) of the Exchange
     Act on March 8, 2005.

     In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

     See attached Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Upper Galilee, Israel on the 10th day of September, 2007.

                                           SHAMIR OPTICAL INDUSTRY LTD.

                                           By: /s/ Giora Ben-Ze'ev
                                           -----------------------
                                           Giora Ben-Ze'ev
                                           President and Chief Executive Officer

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Shamir
Optical Industry Ltd. has signed this Registration Statement on this 10th day of
September, 2007.

                                           SHAMIR USA

                                           By: /s/ Giora Ben-Ze'ev
                                           -----------------------
                                           Giora Ben-Ze'ev
                                           Authorized Signatory

                                POWER OF ATTORNEY

     We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint David Bar-Yosef and Yagen Moshe, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities indicated
as of the 10th day of September, 2007.

SIGNATURE                        TITLE

/s/ Giora Ben-Ze'ev              President, Chief Executive Officer and Director
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Giora Ben-Ze'ev

/s/ Yagen Moshe                  Chief Financial Officer
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Yagen Moshe

/s/ Uzi Tzur                     Director and Chairman of the Board
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Uzi Tzur

/s/ Efrat Cohen                  Director
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Efrat Cohen

/s/ Ami Samuels                  Director
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Ami Samuels

/s/ Ze'ev Feldman                Director
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Ze'ev Feldman

/s/ Joseph Tzur                  Director
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Joseph Tzur

/s/ Guy Vaadia                   Director
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Guy Vaadia

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF DOCUMENT

3.1            Articles of Association of the Registrant, as amended
               (incorporated by reference to Exhibit 3.1 to our registration statement on Form S-8 (File No. 333-137628), filed with the SEC on September 28, 2006)

4.1            Specimen Stock Certificate (incorporated by reference to Exhibit
               4.1 to our registration statement on Form S-8 (File No.
               333-137628), filed with the SEC on September 28, 2006)

5.1*           Opinion of Gross, Kleinhendler, Hodak, Berkman & Co. as to the
               legality of the securities being registered

23.1*          Consent of Ernst & Young, as independent registered public accounting firm of the Registrant

23.2*          Consent of Gross, Kleinhendler, Hodak, Berkman & Co. (included in
               Exhibit 5.1)

24.1*          Power of Attorney (included on the signature page of this
               Registration Statement)

99.1           2005 General Share and Incentive Plan. (incorporated by reference to Exhibit 99.3 to our registration statement on Form S-8 (File
               No. 333-137628), filed with the SEC on September 28, 2006)

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* Filed herewith.